Exhibit No. 3.1: Certificate and Articles of Incorporation of Novelis Inc.

Logo: Industry Canada

Certificate                            Certificat
of Incorporation                       de constitution

Canada Business                        Loi canadienne sur
Corporations Act                       les societes par actions


NOVELIS INC.                                     426013-9



---------------------------------      ---------------------------------------
Name of corporation-Denomination       Corporation number-Numero de la societe
de la societe



I hereby certify that the              Je certifie que la societe
above-named corporation, the           susmentionnee, dont les statuts
articles of incorporation of           constitutifs sont joints, a ete
which are attached, was                constituee en societe en vertu de la
incorporated under the Canada          Loi canadienne sur les societes
Business Corporations Act.             par actions.






Signature                              September 21, 2004/le 21 septembre 2004
Director - Directeur                   Date of Incorporation -
                                       Date de constitution



Logo: Canada

[LOGO]

Industry Canada       Industrie Canada                  FORM 1                  FORMULAIRE 1
Canada Business       Loi canadienne sur les     ARTICLE OF INCORPORATION    STATUTS CONSTITUTIFS
Corporations Act      societes par actions            (SECTION 6)                (ARTICLE 6)

-----------------------------------------------------------------------------------------------------------
1 -  Name of the Corporation                                Denomination sociale de la societe


                                            NOVELIS INC.

-----------------------------------------------------------------------------------------------------------
2 -  The province or territory in Canada                    La province ou le territoire au Canada ou
     where the registered office is situated                est situe le siege social

     PROVINCE OF ONTARIO
-----------------------------------------------------------------------------------------------------------
3 -  The classes and any maximum number of shares           Categories et le nombre maximal d'actions
     that the Corporation is authorized to issue            que la societe est autorisee a emettre

     THE ANNEXED SCHEDULE 1 IS INCORPORATED IN THIS FORM

-----------------------------------------------------------------------------------------------------------
4 -  Restrictions, if any, on share transfers               Restrictions sur le transfert des actions
                                                            s'il y a lieu

     NOT APPLICABLE

-----------------------------------------------------------------------------------------------------------
5 -  Number (or minimum and maximum number)                 Nombre (ou nombre minimal et maximal)
     of directors                                           d'administrateurs

     MINIMUM 3 MAXIMUM 15 -- the number to be determined by the directors from time to time

-----------------------------------------------------------------------------------------------------------
6 -  Restrictions, if any, on the business                  Limites imposees a l'activite commerciale
     the Corporation may carry on                           de la societe, s'il y a lieu

     NOT APPLICABLE

-----------------------------------------------------------------------------------------------------------
     7 -  Other provisions, if any                           Autres dispositions, s'il y a lieu

     THE DIRECTORS MAY, FROM TIME TO TIME AND IN ACCORDANCE WITH THE LAWS GOVERNING THE CORPORATION, APPOINT ONE OR MORE DIRECTORS.

     MEETINGS OF SHAREHOLDERS MAY BE HELD AT SUCH PLACE WITHIN CANADA AS THE DIRECTORS OF THE CORPORATION MAY DETERMINE, OR OUTSIDE OF CANADA, IF SO DETERMINED BY THE DIRECTORS, IN ALL THE STATE CAPITAL CITIES IN THE U.S., IN MAJOR CITIES IN THE U.S. INCLUDING ATLANTA, BOSTON, CHICAGO, CLEVELAND, DALLAS, DENVER, HOUSTON, LOS ANGELES, MIAMI, MINNEAPOLIS, NEW ORLEANS, NEW YORK, PHILADELPHIA, PHOENIX, PITTSBURGH, SAN DIEGO, SAN FRANCISCO, SEATTLE, ST. LOUIS AND TAMPA, IN LONDON, ENGLAND, IN PARIS, FRANCE OR IN ZURICH, SWITZERLAND.

-----------------------------------------------------------------------------------------------------------
8 - Incorporators - Fondateurs
-----------------------------------------------------------------------------------------------------------
        Name(s) - Nom(s)         Address (including postal code)          Signature      Tel. No - No de tel
                                 Adresse (inclure le code postal)
-----------------------------------------------------------------------------------------------------------

    BRANDS,                      2200 Alice Nolin Street, Apartment 305   [SIGNATURE]        514 847-4596
    Dayle M.                             Montreal, Quebec, H4N 3H2
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
               426013-9                                                     Sep. 22 2004

-----------------------------------------------------------------------------------------------------------
IC3419 (2003/08)                                                           [Canada logo]

                                   SCHEDULE 1


The shares of the Corporation shall consist of an unlimited number of Special Shares issuable in series, an unlimited number of First Preferred Shares issuable in series, an unlimited number of Second Preferred Shares issuable in series and an unlimited number of common shares.

The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are as follows:-

1.     SPECIAL SHARES

1.1. The Special Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions (including, for greater certainty, the "specified amount" of the series for purposes of subsection 191(4) of the Income Tax Act (Canada), if any) attaching to, each series of the Special Shares subject to the limitations, if any, set out in the Articles of the Corporation.

1.2. The holders of any series of the Special Shares shall be entitled to receive in priority to the holders of any First Preferred Shares, Second Preferred Shares, common shares and shares of any other class of the Corporation ranking subordinate to the Special Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such Special Shares form part.

1.3. Upon any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs, before any amount shall be paid to or any assets distributed among the holders of any First Preferred Shares, Second Preferred Shares, common shares and shares of any other class of the Corporation ranking subordinate to the Special Shares, the holders of the Special Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared. Unless the Articles of the Corporation otherwise provide with respect to any series of the Special Shares, after payment to the holders of the Special Shares of the amounts provided in the Articles of the Corporation to be payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

1.4. Unless the Articles of the Corporation otherwise provide with respect to any series of the Special Shares, the holders of the Special Shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting.

1.5. The holders of the Special Shares shall not be entitled to vote separately as a class and, unless the Articles of the Corporation otherwise provide, the holders of any series of the Special Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a),
(b) and (e) of subsection 176(1) of the Canada Business Corporations Act as now existing.

1.6. Any meeting of shareholders at which the holders of the Special Shares are required or entitled by law to vote separately as a class or as a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the Special Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the Special Shares voting separately as a class or as a series unless such amendment or repeal has been theretofore approved by an ordinary resolution adopted by the holders of the Special Shares voting separately as a class.

1.7. If any Special Shares of any series are issued and subsequently cancelled by way of redemption, purchase or retraction, such that no Special Shares of any series are outstanding, the class of Special Shares shall be cancelled. Any restatement of the Articles of the Corporation subsequent to such cancellation shall contain no reference to the Special Shares or to the rights, privileges, restrictions and conditions attaching thereto.


2.     FIRST PREFERRED SHARES

2.1. The First Preferred Shares shall be subject and subordinate to the rights, privileges, restrictions and conditions attaching to the Special Shares.

2.2. The First Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to, each series of the First Preferred Shares subject to the limitations, if any, set out in the Articles of the Corporation.

2.3. The holders of any series of the First Preferred Shares shall be entitled to receive, subject to the prior right of the holders of any Special Shares but in priority to the holders of any Second Preferred Shares, common shares and shares of any other class of the Corporation ranking subordinate to the First Preferred Shares, as and when declared by the Board of Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such First Preferred Shares form part.

2.4. Upon any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs, before any amount shall be paid to or any assets distributed among the holders of any Second Preferred Shares, common shares or shares of any other class of the Corporation ranking subordinate to the First Preferred Shares and subject to the prior right of the holders of any Special Shares, the holders of the First Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared. Unless the Articles of the Corporation otherwise provide with respect to any series of the First Preferred Shares, after payment to the holders of the First Preferred Shares of the amounts provided in the Articles of the Corporation to be payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

2.5. Unless the Articles of the Corporation otherwise provide with respect to any series of the First Preferred Shares, the holders of the First Preferred Shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the First Preferred Shares are required or entitled by law to vote separately as a class, each holder of the First Preferred Shares of any series thereof shall be entitled to cast in respect of each such share held, that number of votes which is equal to the quotient obtained by dividing the total number of dollars which was received by the Corporation as consideration for the issue of all the outstanding shares of such series by the number of such outstanding shares, provided that in respect of any such consideration denominated in a currency other than Canadian dollars, the Board of Directors of the Corporation shall, for the purpose of this paragraph 2.5., determine the appropriate conversion rate of such currency to Canadian dollars in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

2.6. The holders of the First Preferred Shares shall not be entitled to vote separately as a class and, unless the Articles of the Corporation otherwise provide, the holders of any series of the First Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a kind referred to in paragraphs (a), (b) and (e) of subsection 176(1) of the Canada Business Corporations Act as now existing.

2.7. Any meeting of shareholders at which the holders of the First Preferred Shares are required or entitled by law to vote separately as a class or as a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation;
provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the First Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the First Preferred Shares voting separately as a class or as a series unless such amendment or repeal has been theretofore approved by an ordinary resolution adopted by the holders of the First Preferred Shares voting separately as a class.

3.     SECOND PREFERRED SHARES

3.1. The Second Preferred Shares shall be subject and subordinate to the rights, privileges, restrictions and conditions attaching to the Special Shares and to the First Preferred Shares.

3.2. The Second Preferred Shares shall be issuable in series and the Board of Directors of the Corporation shall have the right, from time to time, to fix the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to, each series of the Second Preferred Shares subject to the limitations, if any, set out in the Articles of the Corporation.

3.3. The holders of any series of the Second Preferred Shares shall be entitled to receive, subject to the prior right of the holders of any Special Shares and First Preferred Shares but in priority to the holders of common shares and shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares, as and when declared by the Board of the Directors of the Corporation, dividends in the amounts specified or determinable in accordance with the rights, privileges, restrictions and conditions attaching to the series of which such Second Preferred Shares form part.

3.4. Upon any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among shareholders for the purpose of winding up its affairs, before any amount shall be paid to or any assets distributed among the holders of common shares or of shares of any other class of the Corporation ranking subordinate to the Second Preferred Shares and subject to the prior right of the holders of any Special Shares and First Preferred Shares, the holders of the Second Preferred Shares shall be entitled to receive with respect to the shares of each series thereof all amounts which may be provided in the Articles of the Corporation to be payable thereon in respect of return of capital, premium and accumulated dividends remaining unpaid, including all cumulative dividends, whether or not declared. Unless the Articles of the Corporation otherwise provided with respect to any series of the Second Preferred Shares, after payment to the holders of the Second Preferred Shares of the amounts provided in the Articles of the Corporation to be payable to them, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

3.5. Unless the Articles of the Corporation otherwise provide with respect to any series of the Second Preferred Shares, the holders of the Second Preferred Shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class, each holder of the Second Preferred Shares of any series thereof shall be entitled to cast in respect of each such share held, that number of votes which is equal to the quotient obtained by dividing the total number of dollars which was received by the Corporation as consideration for the issue of all the outstanding shares of such series by the number of such outstanding shares, provided that in respect of any such consideration denominated in a currency other than Canadian dollars, the Board of Directors of the Corporation shall, for the purpose of this paragraph 3.5., determine the appropriate conversion rate of such currency to Canadian dollars in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

3.6 The holders of the Second Preferred Shares shall not be entitled to vote separately as a class and, unless the Articles of the Corporation otherwise provide, the holders of any series of the Second Preferred Shares shall not be entitled to vote separately as a series, upon a proposal to amend the Articles of the Corporation in the case of an amendment of a king referred to in paragraphs (a), (b) and (e) of subsection 176(1) of the Canada Business Corporations Act as now existing.

3.7 Any meeting of shareholders at which the holders of the Second Preferred Shares are required or entitled by law to vote separately as a class or as a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the Second Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the Second Preferred Shares voting separately as a class or as a series unless such amendment or repeal has been theretofore approved by an ordinary resolution adopted by the holders of the Second Preferred Shares voting separately as a class.

4.     COMMON SHARES

4.1 The common shares shall entitle the holders thereof to one vote per common share at all meetings of shareholders, except meetings at which only holders of another specified class or series of shares are entitled to vote. The holders of common shares shall have the right, subject to the rights, privileges, restrictions and conditions attaching to any Special Shares, First Preferred Shares, Second Preferred Shares and shares of any other class of the Corporation ranking senior to the common shares, to receive any dividend declared by the Corporation and the remaining property of the Corporation upon a dissolution.